                                                                 Exhibit (h)(18)

                    AMENDMENT TO EXPENSE LIMITATION AGREEMENT

     The Expense Limitation Agreement ("Agreement"), made as of the 1st day of March 2000 and subsequently amended on July 1, 2000, January 2, 2001, and November 26, 2001 by and between PACIFIC LIFE INSURANCE COMPANY ("Adviser") and PACIFIC SELECT FUND (the "Fund"), on behalf of each of the Fund's separate portfolios (each a "Portfolio," collectively, the "Portfolios") is hereby amended by the addition of the provisions set forth in this Amendment to the Agreement ("Amendment"), which is made this 18th Day of November, 2002.

1.   Section A of Paragraph I is amended as follows:

     Applicable Expense Limit. For purposes of this Agreement "Portfolio
     ------------------------
     Operating Expenses" shall consist of the ordinary operating expenses incurred by a Portfolio in any fiscal year, including organizational expenses, and excluding the following: investment advisory fees; additional custodial charges associated with holding foreign securities; foreign taxes on dividends, interest, or gains; interest; taxes; brokerage commissions and other transactional expenses; extraordinary expenses such as litigation; other expenses not incurred in the ordinary course of the Portfolio's business; and expenses of any counsel or other persons or services retained by the Trust's trustees who are not "interested persons," (as that term is defined in the 1940 Act) of the Adviser. To the extent that the Portfolio Operating Expenses incurred by a Portfolio exceed the Operating Expense Limit, as defined in Section I.B. below, the Adviser shall waive its fees under the Advisory Agreement or otherwise reimburse the Portfolio for such excess amount (the "Excess Amount").

     Schedule A is amended to reflect changes in the names of Portfolios.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                              PACIFIC SELECT FUND

ATTEST: /s/ Audrey L. Milfs                 BY: /s/ Thomas C. Sutton
        ---------------------------             --------------------------------
        Name:  Audrey L. Milfs                  Name:  Thomas C. Sutton
        Title: Secretary                        Title: Chairman of the Board &
                                                       Trustee

                         PACIFIC LIFE INSURANCE COMPANY

ATTEST: /s/ Audrey L. Milfs                 BY: /s/ Thomas C. Sutton
        ---------------------------             --------------------------------
        Name:  Audrey L. Milfs                  Name:  Thomas C. Sutton
        Title: Secretary                        Title: Chairman of the Board &
                                                       Chief Executive Officer

                          EXPENSE LIMITATION AGREEMENT

                                   SCHEDULE A
                            OPERATING EXPENSE LIMITS


                                             Maximum Operating Expense Limit
                                         (as a Percentage of average net assets)
                                         ---------------------------------------

Blue Chip Portfolio                                       0.10%
Aggressive Growth Portfolio                               0.10%
Aggressive Equity Portfolio                               0.10%
Emerging Markets Portfolio                                0.10%
Diversified Research Portfolio                            0.10%
Small-Cap Equity Portfolio                                0.10%
International Large-Cap Portfolio                         0.10%
Equity Portfolio                                          0.10%
I-Net Tollkeeper Portfolio                                0.10%
Financial Services Portfolio                              0.10%
Health Sciences Portfolio                                 0.10%
Technology Portfolio                                      0.10%
Telecommunications Portfolio                              0.10%
Multi-Strategy Portfolio                                  0.10%
Main Street(R)Core Portfolio* (formerly
  Large-Cap Core Portfolio)                               0.10%
Growth LT Portfolio                                       0.10%
Strategic Value Portfolio                                 0.10%
Focused 30 Portfolio                                      0.10%
Mid-Cap Value Portfolio                                   0.10%
International Value Portfolio                             0.10%
Capital Opportunities Portfolio                           0.10%
Mid-Cap Growth Portfolio                                  0.10%
Global Growth Portfolio                                   0.10%
Equity Index Portfolio                                    0.10%
Small-Cap Index Portfolio                                 0.10%
Real Estate Portfolio                                     0.10%
Inflation Managed Portfolio                               0.10%
Managed Bond Portfolio                                    0.10%
Money Market Portfolio                                    0.10%
High Yield Bond Portfolio                                 0.10%
Equity Income Portfolio                                   0.10%
Research Portfolio                                        0.10%
Large-Cap Value Portfolio                                 0.10%


Effective November 18, 2002

* Effective January 1, 2003